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                                                                    EXHIBIT 99.3



                             AMENDMENT NO. 2 TO THE
                                 GENENTECH, INC.
                          TAX REDUCTION INVESTMENT PLAN
                            (MAY 8, 1996 RESTATEMENT)


         GENENTECH, INC. (the "Company"), having established the Genentech, Inc. Tax Reduction Investment Plan (the "Plan") effective January 1, 1985, amended and restated the Plan effective (most recently) as of May 8, 1996, and amended the restated Plan on May 21, 1997, hereby again amends the Plan, as follows:

         1. Section 1.10 is amended in its entirety to read as follows:

                  1.10 "COMPENSATION" shall mean all salary, wages, annual cash bonuses and sales commissions paid by any Employer with respect to services performed during any period by an Employee, including Salary Deferrals, but excluding contributions made by any Employer (other than Salary Deferrals) under this Plan or any other employee benefit plan (within the meaning of section 3(3) of ERISA); provided, however, that the amount of an Employee's Compensation shall not be increased or decreased by compensation reductions effected or Flex Credits awarded under GenenFlex. No portion of the Compensation of any Member for a Plan Year which exceeds $150,000 (as adjusted pursuant to sections 401(a)(17) and 415(d) of the Code) shall be taken into account under the Plan for any Plan Year. In applying that $150,000 limit for a Plan Year, Section 1.17(c) shall apply except that the term "Family Member" shall only include a spouse or a lineal descendant who has not attained age 19 before the close of the Plan Year.

         2. Section 1 is amended by inserting the following immediately after
Section 1.16 thereof:

                  1.16A "FLEX CREDIT" shall have the meaning set forth in GenenFlex.

                  1.16B "GENENFLEX" shall mean the cafeteria plan (within the meaning of section 125 of the Code) pursuant to which Flex Credits are awarded to any Employee of an Employer.

         3. Section 1.22 is amended by deleting the phrase "Salary Deferrals" and substituting the phrase "Salary Deferrals and excess Flex Credits" therefor.

         4. Section 1.23(a) is amended in its entirety to read as follows:

                  (a) For each Plan Year a Member shall be classified as an "Active Member" (1) if he or she has (A) enrolled in the Plan for any portion of the Plan Year by authorizing the required Salary Deferrals in accordance with Sections 2.3, 3.1 and 3.2, and/or (B) elected under GenenFlex to have at least five dollars ($5.00) worth of excess Flex Credits contributed to his or her GenenFlex Account; or (2) if his or her active membership is resumed during the Plan Year after the end of a suspension period in accordance with Section 2.4 or 2.5.


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                  5. Section 1.24 is amended in its entirety to read as follows:

                  1.24 "MEMBER'S ACCOUNT" OR "ACCOUNT" shall mean as to any Member the separate account maintained in order to reflect his or her interest in the Plan. Each Member's Account shall be comprised of up to four separate subaccounts, as follows:

                           1.24.1 "GENENFLEX ACCOUNT" shall mean the subaccount maintained to record any excess Flex Credits that the Member has elected under GenenFlex to have credited to his or her Account pursuant to Sections 3.1 and 3.2 and any adjustments relating thereto.

                           1.24.2 "LOAN ACCOUNT" shall mean the subaccount maintained to record any loans made to the Member from his or her Account pursuant to Section 5.3.3.

                           1.24.3 "MATCHING ACCOUNT" shall mean the subaccount maintained to record Matching Contributions made on behalf of the Member and any adjustments relating thereto.

                           1.24.4 "ROLLOVER ACCOUNT" shall mean the subaccount maintained to record any transfers to the Plan made by or on behalf of a Member pursuant to Section 10.5 and any adjustments relating thereto.

                           1.24.5 "SALARY DEFERRAL ACCOUNT" shall mean the subaccount maintained to record the Salary Deferrals made on behalf of the Member and any adjustments relating thereto.

         6. Section 2.4 is amended by deleting the phrase "Salary Deferrals" (at both points where that phrase appears) and substituting the phrase "Salary Deferrals and excess Flex Credits" therefor.

         7. Section 2.4.1 is amended by deleting the phrase "Salary Deferrals" (at both points where that phrase appears) and substituting the phrase "Salary Deferrals and excess Flex Credits" therefor.

         8. Section 2.4.2 is amended by deleting the phrase "Salary Deferrals" and substituting the phrase "Salary Deferrals and excess Flex Credits" therefor.

         9. Section 2.5 is amended by deleting the phrase "Salary Deferrals" in the last sentence and substituting the following therefor:

         Salary Deferrals, nor shall such Member contribute any Flex Credits to his or her GenenFlex Account during such mandatory suspension period.

         The title of Section 3 is amended to read "SALARY DEFERRALS AND FLEX CREDITS" and Section 3.1 is amended in its entirety to read as follows:

                  3.1 SALARY DEFERRALS AND FLEX CREDITS. Each Active Member may elect to defer portions of his or her Compensation payments and to have the amounts of such


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         Salary Deferrals contributed by the Employers to the Trust Fund and credited to his or her Salary Deferral Account under the Plan. An Active Member may elect under this Plan to defer a portion of each payment of Compensation that would otherwise be made to him or her, after the election becomes and while it remains effective, equal to any whole percentage from 1% to 15% (inclusive) of his or her Compensation. In addition, an Active Member may elect under GenenFlex to have at least five dollars ($5.00) worth of excess Flex Credits contributed to his or her GenenFlex Account.

         Section 3.1.1(a) is amended in its entirety to read as follows:

                  (a) May suspend or limit any Member's salary deferral election, and/or election under GenenFlex to have any excess Flex Credits contributed to his or her GenenFlex Account, at any time in order to prevent the cumulative amount of the Salary Deferrals and Flex Credits contributed on behalf of the Member for any calendar year from exceeding the Section 401(k) Ceiling;

         Section 3.1.1(c) is amended in its entirety to read as follows:

                  (c) May cause any other amount allocated to the Member's Salary Deferral and/or GenenFlex Account(s) and designated by the Member as an excess deferral, together with any income allocable thereto for the calendar year to which the excess deferral relates, to be distributed to the Member in accordance with section 402(g)(2)(A) of the Code; provided, however, that any such designation shall be applied last to any excess Flex Credits that any HCE Member (as defined in Section 3.1.3) has elected under GenenFlex to have contributed to his or her GenenFlex Account.

         10. Section 3.1.2 is amended. in its entirety to read as follows:

                  3.1.2 LIMITATIONS ON HCE MEMBERS. For any Plan Year, the Committee (in its discretion) may limit (a) the period for which, and/or specify a lesser maximum percentage at which, Salary Deferrals may be elected by HCE Members (as defined in Section 3.1.3), and/or (b) the period for which or the value of the excess Flex Credits that may be contributed to HCE Members' GenenFlex Accounts, in such manner as may be necessary or appropriate in order to assure that the limitation described in Section 3.1.4 will be satisfied.

         11. Clause (1) of the first sentence of Section 3.1.5 is amended in its entirety to read as follows:

         (1) the total of all Salary Deferrals and excess Flex Credits made by the Member and credited to his or her Salary Deferral and GenenFlex Accounts for the Plan Year,

         12. Section 3.1.6(a) is amended in its entirety to read as follows:

                  (a) The sum of (1) his or her Total Compensation (as defined in Section 5.4.2(d)), (2) Salary Deferrals credited to his or her Salary Deferral Account, (3) compensation reductions effected (but not Flex Credits awarded) under GenenFlex, and (4) other amounts that are contributed to an employee benefit plan by any Employer pursuant to a salary reduction agreement and are not includible in gross income under section 125, 401(k), 402(e)(3), 402(h), 403(b) or 414(h)(2) of the
         Code; or


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         13. Section 3.2 is amended in its entirety to read as follows:

                  3.2 SALARY DEFERRAL AND FLEX CREDIT ELECTIONS. Each Active Member shall determine the percentage of his or her Compensation that shall be deferred and contributed to the Trust Fund as his or her Salary Deferrals, subject to the limitations of Section 3.1, at the time he or she becomes an Active Member and thereafter may redetermine such percentage from time to time as of any Entry Date. Each Active Member who is also a participant in GenenFlex may also elect under GenenFlex to have at least five dollars ($5.00) worth of excess Flex Credits contributed to his or her GenenFlex Account. In either event,
         (a) the Active Member shall execute and deliver (1) a salary deferral election with respect to his or her Salary Deferrals, in such manner and within such advance notice period as the Committee (in its discretion) shall specify, and/or (2) an election under GenenFlex to have any such excess Flex Credits contributed to his or her GenenFlex Account, in accordance with the rules in effect under GenenFlex; (b) no Salary Deferrals shall be made by any Active Member except in accordance with his or her salary deferral election and the limitations of Section 3.1; and (c) no Flex Credits shall be contributed to any Active Member's GenenFlex Account except pursuant to his or her election under GenenFlex to have excess Flex Credits so contributed, in accordance with the rules in effect under GenenFlex.

         14. The heading of Section 3.2.1 is amended in its entirety to read "Amounts" and Section 3.2.1 is further amended by inserting the following new sentence at the end thereof:

         In addition, each Active Member may elect under GenenFlex to have contributed to his or her GenenFlex Account all or any portion of those Flex Credits which the Member has not used to purchase benefits under GenenFlex, provided that such Member elects to contribute at least five dollars ($5.00) worth of excess Flex Credits to his or her GenenFlex Account.

                  15. Section 3.2.2 is amended by inserting the following new sentence at the end thereof:

         However, changes in an Active Member's election to have excess Flex Credits contributed to his or her GenenFlex Account shall be permitted only in accordance with the rules in effect under GenenFlex.

                  16. Section 3.2.3 is amended by (a) deleting the phrase "Salary Deferrals" from the first sentence thereof and substituting the phrase "Salary Deferrals and excess Flex Credits" therefor; and

(b) replacing the second sentence thereof with the following new sentence:

         If the Committee determines that it is no longer necessary to reduce the Salary Deferrals and/or excess Flex Credits contributed on behalf of (current or former) HCE Members, the Committee (in its discretion) may permit some or all HCE Members, on a uniform and nondiscriminatory basis, to make (a) new salary deferral elections with respect to their Salary Deferrals, and/or (b) new elections under GenenFlex to have excess Flex Credits contributed to their GenenFlex Accounts (if and to the extent permitted by the rules in effect GenenFlex), and shall establish a policy as to the deferral percentages


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         and/or limitations on the contribution of excess Flex Credits that shall apply with respect to those HCE Members who do not make new elections.

         17. Sections 3.2.4(a)(1) and 3.2.4(a)(2) are amended in their entirety to read as follows:

                  (1) The Salary Deferrals and Flex Credits contributed on behalf of the HCE Member with the highest Deferral Rate shall be reduced to the extent necessary to satisfy the ADP test or cause such Rate to equal the Deferral Rate of the HCE Member with the next highest Deferral Rate; provided, however, that any such reduction shall be applied last to any excess Flex Credits that the HCE Member has elected under GenenFlex to have contributed to his or her GenenFlex Account. This process shall be repeated until the ADP test is satisfied.

                  (2) The amount of excess contributions for a HCE Member shall be equal to his or her Salary Deferrals and Flex Credits (calculated using the Member's original Deferral Rate), minus his or her Salary Deferrals and Flex Credits calculated using the Member's Deferral Rate as reduced under paragraph (a)(1) above.

         18. Section 3.3 is amended by deleting the phrase "Salary Deferrals" (at both points where that phrase appears) and substituting the phrase "Salary Deferrals and excess Flex Credits" therefor.

         19. Section 4.1 is amended by (a) deleting the phrase "Section 3.1)" from the second sentence thereof and substituting the phrase ", but excluding excess Flex Credits)" therefor and

(b) inserting the following new sentence at the end thereof:

         In no event shall the amount of the Flex Credits contributed to any Member's GenenFlex Account be taken into account in determining the amount of Matching Contributions to made to the Trust Fund and/or allocated to his or her Matching Account.

         20. The title of Section 5.1 is amended in its entirely to read "Salary Deferrals and Flex Credits" and Section 5.1 is further amended by adding the following new sentence at the end thereof:

         In addition, except as provided in Section 3.2.4, the excess Flex Credits contributed on behalf of any Active Member for any period shall be allocated to his or her GenenFlex Account on the business day that is or next follows the date on which such Flex Credits are received by the Trust Fund.

         21. Clause (1) of Section 5.4.2(c) is amended in its entirety to read as follows:

         (1) the Member's Salary Deferrals and excess Flex Credits to be credited to the Member's Salary Deferral and GenenFlex Accounts,

         22. The first sentence of Section 5.4.5 is amended by deleting the phrase "Salary Deferrals that may be made" and substituting the phrase "Salary Deferrals and excess Flex Credits that may be made or contributed" therefor.


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         23. Sections 5.4.5(b) and 5.4.5(e) are is amended in there entirety to read as follows:

                  (b) In the circumstances described in clause (2) above, Salary Deferrals and the value of excess GenenFlex Credits contributed shall be distributed to the Member to the extent required to reduce the excess annual addition to the Member's Account attributable to that circumstance, provided that any such distribution shall be made last from any excess Flex Credits that the Member has elected under GenenFlex to have contributed to his or her GenenFlex Account.

                  .  .  .

                  (e) The Member's Salary Deferrals, excess Flex Credits and any salary reduction contributions made at the Member's election pursuant to section 401(k) of the Code under any Aggregated Plan shall be reallocated to a suspense account and applied to reduce such Salary Deferrals, excess Flex Credits or other salary reduction contributions as otherwise are to be made thereafter at his or her election under this or any Aggregated Plan; and

         24. Section 6.1 is amended by deleting "and" from the end of Section 6.1(c), substituting "; and" for the period (".") at the end of Section 6.1(d), and inserting immediately thereafter the following new Section 6.1(e):

                  (e) A GenenFlex Account, to which shall be credited all excess Flex Credits paid to the Trust Fund at his or her election under GenenFlex in accordance with Section 3.

         25. The first sentence of Section 6.2 is amended by inserting the phrase "contributions of excess Flex Credits," immediately after the phrase "Matching Contributions,".

         26. The last sentence of Section 8.1 is amended by deleting the phrase "Salary Deferrals" and substituting the phrase "Salary Deferrals and contributions of excess Flex Credits (if and to the extent permitted by the rules in effect under GenenFlex)," therefor.

         27. Section 8.2.3 is amended in its entirety to read as follows:

                  8.2.3 CONTRIBUTION LIMITATIONS. To the extent required by regulations, no withdrawal shall be made under this Section 8.2 unless the Member irrevocably agrees in writing to the following limitations in his or her hardship withdrawal application:

                  (a) The Member shall agree to refrain, during the period beginning on the withdrawal approval date and ending on the first anniversary of that date, from (1) making contributions to, compensation deferrals under or payments in connection with the exercise of any rights granted under any other qualified plan or any nonqualified stock option, stock purchase, deferred compensation or similar plan (but not any health or welfare plan) maintained by any Employer or Affiliate; and (2) electing under GenenFlex to have any excess Flex Credits contributed to his or her GenenFlex Account.


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                  (b) Any election under GenenFlex to have excess Flex Credits contributed to his or her GenenFlex Account shall be suspended until the end of the withdrawal suspension period described in paragraph (a) above.

                  (c) If the Member elects to become an Active Member again following the suspension of his or her active membership pursuant to
         Section 8.1, the total amount of the Member's Salary Deferrals and excess Flex Credits for the calendar year that next follows the withdrawal date shall not exceed an amount equal to (1) the Section 401(k) Ceiling (as defined in Section 3.1) for that calendar year, minus (2) the Member's Salary Deferrals and excess Flex Credits for the calendar year of the withdrawal under this Section 8.2.

         28. Clause (1) of Section 8.2.4(c) is amended in its entirety to read as follows:

         (1) the sum of all Salary Deferrals and excess Flex Credits allocated to the Member's Salary Deferral Account and/or GenenFlex Account on or about the date of the withdrawal plus the amount of earnings credited to his or her Salary Deferral Account as of December 31, 1988, over

         29. Effective as of January 1, 1985 (in order to reflect in the Plan the manner in which a Member's Account is administered once the Committee receives notice of an impending QDRO), Section 8.5 is amended by inserting the following new Section 8.5.4 at the end thereof:

                  8.5.4 HOLD PROCEDURES. Notwithstanding any contrary Plan provision, at any time the Committee (in its discretion) may place a hold upon all or a portion of a Member's Account for a reasonable period of time (as determined by the Committee) if the Committee receives notice that (a) a domestic relations order is being sought by the Member, his or her spouse, former spouse, child or other dependent and (b) the Member's Account is a source of payment under such order. For purposes of this Section 8.5.4, a "hold" means that no withdrawals, loans or distributions may be made from a Member's Account. The Committee shall notify the Member if a hold is placed upon his or her Account pursuant to this Section 8.5.4.

         30. Paragraphs (a) and (g) of Section 9.4 are amended in their entirety to read as follows:

                  (a) To interpret the provisions of the Plan (and the documents governing GenenFlex, insofar as they relate to the relationships between GenenFlex and this Plan) and to determine any question arising under, or in connection with the administration or operation of, the Plan;

                  .   .   .

                  (g) To determine the status and rights of Members and their spouses, Beneficiaries or estates under this Plan and the ability of Members to have Flex Credits contributed to their GenenFlex Accounts under this Plan;


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         31. The first sentence of Section 10.1 is amended by inserting the phrase "contributions of excess Flex Credits," immediately after the phrase "Matching Contributions,".

         32. Section 10.3 is amended by (a) deleting from the first sentence the phrase "Salary Deferrals" (at both points where that phrase appears) and substituting the phrase "Salary Deferrals or excess Flex Credits" therefor and
(b) deleting from the second sentence the phrase "Salary Deferral" and substituting the phrase "Salary Deferral, excess Flex Credit" therefor.

         33. Section 11.1 is amended by (a) deleting from the second sentence the phrase "Salary Deferrals and/or Matching Contributions" and substituting the phrase "contributions of Salary Deferrals, excess Flex Credits and/or Matching Contributions" therefor and (b) deleting from the third sentence the phrase "Salary Deferral and Employer contributions" and substituting the phrase "Salary Deferral, excess Flex Credit and Employer contributions" therefor.

         34. Section 11.3 is amended by (a) deleting from the first sentence the phrase "Salary Deferral and Matching Contributions" and substituting the phrase "contributions of Salary Deferrals, excess Flex Credits and/or Matching Contributions" therefor and (b) adding "and/or GenenFlex Account" after "Salary Deferral Account" in the second sentence thereof.

         35. Paragraph (a) of Section 12.2.1 is amended by deleting the phrase "Salary Deferral and Matching Contributions" and substituting the phrase "Salary Deferrals, excess Flex Credits and Matching Contributions" therefor.

         36. Clause (b) of Section 12.2.2 is amended by (a) deleting the phrase "Salary Deferrals" and substituting the phrase "Salary Deferrals and excess Flex Credits" therefor and (b) adding "and/or GenenFlex Account" after "Salary Deferral Account".

         37. Except as indicated in paragraph 32 above, this Amendment No. 2 shall become effective as of January 1, 1998.


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         IN WITNESS WHEREOF, the Company, by the officers identified below, who are thereunto duly authorized under Section 11.2 of the Plan, has executed this Amendment No. 2 on the date indicated below.




                                        GENENTECH, INC.


                                        By: /s/ JUDITH A. HEYBOER
                                            ------------------------------------
                                        Name: Judith A. Heyboer
                                        Title: Senior Vice President,
                                               Human Resources
                                        Date: December 15, 1997



                                        By: /s/ LOUIS J. LAVIGNE, JR.
                                            ------------------------------------
                                        Name: Louis J. Lavigne, Jr.
                                        Title: Executive Vice President and
                                               Chief Financial Officer
                                        Date: December 31, 1997